EXHIBIT 10.1

LEASE AMENDMENT OF APRIL 1, 2005

PROPERTY NAME:	The Lotus Building
EFFECTIVE	October 1, 2004

UNITED PROFESSIONAL MANAGEMENT, INC. as agent for the owner, called Landlord under that certain LEASE AGREEMENT (the "Lease") EFFECTIVE October 1, 2003, between parties hereto and AEROGROW INTERNATIONAL INC., hereinafter called Tenant under the Lease do hereby agree as follows:

1.	The Lease shall continue until April 30, 2006

2.	The monthly rent, payable in advance, for the term shall be:

a.	$2,534 in cash.
b.	6336 shares of stock and issued in advance at the beginning of each three months beginning October 1, 2004.
c.	A to-be-determined sur-charge for the excess utility usage

3.
Tenant shall have the right to terminate this lease by giving a minimum of ninety days written notice and in no event before the last day of the month. At the same time of submitting the written notice to terminate, Tenant will pay all the shares of stock rent due up to the termination date and will pay the cash rent on a monthly basis.

4.	All other terms and conditions of the Lease shall remain the same except that there shall be no further options to renew.

TENANT	LANDLORD

AeroGrow International, Inc.	United Professional Management, Inc.

/s/ Frederic Wiedemann, VP	/s/

LEASE AMENDMENT

PROPERTY NAME:	The Lotus Building
EFFECTIVE:	October 7, 2003

UNITED PROFESSIONAL MANAGEMENT, INC. as agent for the owner, called Landlord under that certain LEASE AGREEMENT (the "Lease") EFFECTIVE October 1, 2003, between parties hereto and AEROGROW INTERNATIONAL INC.; hereinafter called Tenant under the Lease do hereby agree as follows:

1.
ADDITION OF SUITE 203 AND SUITE 204: Effective March 1, 2004, Tenant shall include Suite 203 and Suite 204 to the remaining term of the above described Lease. Tenant may add portions or all of the Suites prior to March 1, 2003 and will pay a prorated rent beginning on the date the additional area is added.

2.
RENT: The monthly rent for such period of extension from March 1, 2004 to and thru midnight September 30, 2004, shall be $2,556 cash and 2,625 shares of stock. Rent from October 1, 2003 until March 1, 2004 will be on prorated basis for both the cash and stock amount computed upon the amount of space used each month.

3.	The Premises as outlined to Section I. Premises shall be amended to read Suites 201, 203 and 204, which are delineated on Exhibit B attached hereto and incorporated by this reference.

4.	SECURITY DEPOSIT: The security deposit shall be increased by $1,400 to a total of $3,400.00

5.	All other terms and conditions of the Lease shall remain the same.

TENANT	LANDLORD

AeroGrow International, Inc.	United Professional Management, Inc.

/s/ Frederic Wiedemann, VP	/s/

LEASE AGREEMENT

THIS LEASE, effective on October 1, 2003, is entered into by and between United Professional Management, Inc., authorized agent for the owner, hereinafter called Landlord, and AeroGrow International Inc., a Nevada corporation, hereinafter called Tenant.

1.    Premises.

Landlord hereby leases to Tenant that portion of The Lotus Building commonly known as Suites 201 (referred to herein as the Premises), the location and approximate dimensions of which are delineated on EXHIBIT A attached hereto and incorporated by this reference. Such building and improvements are situated upon real property, which is legally described as follows:

The South 1/2 of the South 1/2 of the Northeast 1/4 of Section 32, Township 1 North, Range 70 West of the Sixth P.M., except the East 347 feet thereof and except also portions excepted in a conveyance of said real estate by CONSUMERS NATIONAL LIFE INSURANCE COMPANY; County of Boulder, State of Colorado;

also known as 900 28th Street, Boulder, Colorado 80303. The Premises are leased together with the nonexclusive use of six (6) unassigned parking spaces in the parking lot, which use shall be in common with other tenants of the building.

2.    Term.

2.1    Term. The term of this lease shall be one (1) year, beginning on October 1, 2003 and ending on September 30, 2004, both dates inclusive, unless sooner terminated as herein provided.

2.2    Occupancy. Taking possession of the Premises or any part thereof by Tenant shall be conclusive evidence that Tenant accepts the Premises in its present condition. Tenant may have use of the Premises prior to October 1, 2003 for the purpose of doing authorized Tenant improvements. If Tenant operates its business in the Premises prior to October 1, 2003, Tenant will pay a daily prorated rent to Landlord.

2.3    Right of Extension. Tenant is granted the right to extend the basic term for one (1) consecutive period of THREE (3) years, all upon the same agreements and conditions, except rent, which shall be at the basic rate as determined by the provisions outlined in Exhibit C provided that (1) Tenant is not in material default at the commencement of the extended term, (2) Tenant gives written notice to Landlord of its intention to extend the Lease at least ninety (90) days prior to the expiration of the Lease Term, (3) In no event shall the Base Rent for any Renewal Period be less than the Base Rent for the immediate prior year.

3.    Security Deposit.

3.1    Payment of Deposit. Upon execution of this Lease, Tenant shall pay to Landlord the sum of Two Thousand Dollars ($2,000.00) as security for Tenant's full and faithful performance of all covenants and conditions of this Lease to be kept and performed by Tenant. Said sum shall be returned to Tenant after the expiration of the term of this Lease provided Tenant has fully and faithfully performed all such covenants and conditions. Prior to the time when Tenant shall be entitled to the return of the security deposit, Landlord shall be entitled to intermingle such deposit with its own funds and to use such sum for such purposes as Landlord may determine. Tenant shall not be entitled to any interest on the security deposit.

3.2    Default, by Tenant. In the event of default by Tenant in with respect to any provision of this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain all or any part of such security deposit for the payment of any unpaid rent and additional rent, or for any other amount which Landlord may be required to spend by reason of the default of Tenant, including any damages or deficiency in re-leasing of the Premises, regardless of whether the accrual of such damages or deficiency occurs before or after an eviction or a summary re-entry or other re-entry by Landlord. If any portion of the security deposit is so used or applied, Tenant shall, within five (5) days after notice from Landlord, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, and failure to do so shall constitute a default under this Lease.

4.    Base Rent. The amount of annual Base Rent due from Tenant during the term of this Lease shall be $18,000.00. Tenant shall pay Landlord the Base Rent in twelve equal monthly installments of $1,500.00 without notice or demand and without any deduction or set-off, at 4990 Osage Dr., #C-100, Boulder, Colorado 80306-7004, or at such other place as Landlord may direct in writing. Each monthly rent installment shall be due and payable, in advance, on or before the first day of each month during the term of this Lease.

5.    Additional Rent. Tenant agrees to pay as Additional Rent an amount equal to Tenant's Proportionate Share of any "Operating Expenses" and "Real Estate Taxes" as said terms are hereinafter defined. During the first year of this lease, the Additional Rent shall be a fixed amount and payable quarterly in advance, by the issuance of stock issued by AreoGrow International, Inc. (See Exhibit B)

5.1    Operating Expenses. "Operating Expenses" for the purposes of this paragraph 5, shall mean all reasonable and necessary costs and expenses of every kind and nature, other than those expressly excluded below, paid or incurred by Landlord in operating, managing, repairing, maintaining and administering the Building including, without limitation or duplication:

(a)    The costs of general repairs, maintenance and replacements, excluding capital expenditures, made from time to time by Landlord to the Building, including costs under mechanical or other maintenance contracts and repairs and replacements of equipment used in connection with such maintenance and repair work.

(b)    The cost of pest control, security, cleaning and snow and ice removal services.

(c)    The cost of maintaining, repairing, redecorating, renovating, replacement of floor coverings, and landscaping the common facilities used by the public and other tenants, such as elevator, hallways, stairways, etc. not for the exclusive use of a single tenant, hereafter referred to as "Common Facilities," and of maintaining and operating any fire detection, fire prevention, lighting and communications systems.

(d)    The cost of all utilities (including, without limitation, water, sewer, gas and electricity) used or consumed.

(e)    The cost of providing heating, ventilating and cooling to the interior portions of the Building, if any.

(f)    Remuneration and fees of persons and companies to the extent engaged in repairing, maintaining, or administering the Building.

(g)    The cost of professional property management fees.

(h)    Costs incurred by Landlord or its agents in engaging accountants or other consultants to assist in making the computations required hereunder.

(i)    The cost of capital improvements and structural repairs and replacements made in, on, or to the Building that are (i) made in order to conform to changes subsequent to the Commencement Date in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building, or (ii) designed primarily to reduce Operating Expenses or the rate of increase in Operating Expenses, or (iii) the replacement of the roof, heating, ventilating and air conditioning equipment; such costs shall be charged by Landlord to Operating Expense in equal annual installments over the useful life of such capital improvement or structural repair or replacement (as reasonably determined by Landlord) together with interest on the balance of the un-reimbursed costs at two percent (2%) above the average Prime Rate charged by three major banks in Boulder on the date the cost was incurred by Landlord.

(j)    Other costs and expenses, including supplies, not otherwise expressly excluded hereunder attributable to the operation, management, repair, maintenance and administration of the Building.

5.2    Excluded Expenses. Operating Expenses shall not, however, include the following:

(a)    Any charge for depreciation of the Building or equipment and any principal, interest or other finance charge.

(b)    The cost of any work, including painting, decorating and work in the nature of tenant finish, which Landlord performs in any rentable premises other than work of a kind and scope which Landlord would be obligated to perform in the demised premises.

(c)    The cost of repairs, replacements or other work occasioned by insured casualty or defects in construction or equipment to the extent such cost is reimbursed to Landlord (or not charged to Landlord) by reason of collected insurance proceeds (using Landlord's good faith efforts to collect such proceeds) or any contractors', manufacturers', or suppliers' warranties.

(d)    Expenditures required to be capitalized for federal income tax purposes (except as provided in Section 5.1(i)).

(e)    Leasing commissions, advertising expenses and other costs incurred in leasing space in the Building except as otherwise expressly provided in this Lease.

(f)    The cost of repairing or rebuilding necessitated by condemnation.

(g)    The cost of any damage to the Building or any settlement, payment or judgment incurred by Landlord, resulting from Landlord's tortious act, neglect or breach of this Lease that is not covered by insurance proceeds.

5.3    Real Estate Taxes. "Real Estate Taxes" shall mean all real estate taxes, assessments, and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the Lease term be levied, assessed, imposed, become due and payable or liens upon, or which arise in connection with the use, occupancy or possession of, or become due and payable out of, or for the Building or any part thereof. If at any time during the term of this Lease the method of taxation of real estate prevailing at the time of execution hereof shall be or has been altered so as to cause the whole or any part of the taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Landlord wholly or partially as a capital levy or measured by the rents received therefrom then such new or altered taxes attributable to the Premises shall be deemed to be included within the term "Real Estate Taxes" for the purposes of this subparagraph, except that such shall not be deemed to include any enhancement of said tax attributable to another income or other ownerships of Landlord. Tenant shall in no event be responsible for, or reimburse Landlord for any general income tax liabilities incurred by Landlord.

5.4    Payment of Additional Rent.

(a)    It is hereby agreed that Tenant shall pay to Landlord as Additional Rent during each calendar year during the term hereof an estimate of "Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes" for the calendar year as reasonably estimated by Landlord, payable monthly, at the rate of one-twelfth (1/12) thereof, on the same date and at the same place that base rent as described in Section 1 is or would otherwise be payable, with an adjustment to be made between the parties at a later date as hereinafter provided. Tenant shall deliver to Tenant, as soon as practicable following the end of any calendar year, but in no event later than June 30th, an estimate of the Operating Expenses and Real Estate Taxes for the new calendar year (the "Budget Sheet"). Until receipt of the Budget Sheet, Tenant shall continue to pay its monthly Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes based upon the estimate for the preceding calendar year. To the extent that the Budget Sheet reflects an estimate of Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes for the new calendar year greater than the amount actually paid to the date of receipt of the Budget Sheet for the new calendar year, Tenant shall pay such amount to Landlord within thirty (30) days of receipt of the Budget Sheet. Upon receipt of the Budget Sheet, Tenant shall thereafter pay the amount of its monthly Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes. Notwithstanding the foregoing, Landlord's failure to deliver the Budget Sheet to Tenant on or before June 30th, shall in no way serve as a waiver of Landlord's right under this Section. As soon as practicable following the end of any calendar year, but not later than June 30th, Landlord shall submit to Tenant a statement in reasonable detail describing the computations of the Operating Expenses and Real Estate Taxes, setting forth the exact amount of Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes for the calendar year just completed (the "Statement"), and the difference, if any, between the actual Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes for the calendar year just completed and the estimated amount of Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes paid by Tenant to Landlord. Notwithstanding the foregoing, Landlord's failure to deliver the Statement to Tenant on or before June 30th, shall in no way serve as a waiver of Landlord's right under this Section. To the extent that the actual Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes for the period covered by the Statement is higher than the estimated Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes which Tenant previously paid during the calendar year just completed, Tenant shall also pay to Landlord such balance within thirty (30) days following receipt of the Statement from Landlord. To the extent that the actual Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes for the period covered by the Statement is less than the estimated Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes which Tenant previously paid during the calendar year just completed, Landlord shall credit the excess against any sums then owing or next becoming due from Tenant to Landlord under the Lease.

(b)    If the Lease term hereunder covers a period of less than a full calendar year during the first or last calendar years of the term hereof, Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes for such partial year shall be calculated proportionately to reflect the number of months in such year during which Tenant leased the Premises.

(c)    Even though the term has expired, when the final determination is made of Tenant's share of Operating Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the even said expenses decreased shall be immediately rebated by Landlord to Tenant.

6.    Late Charge. If Landlord does not receive any monthly rent installment within five (5) days after the day upon which the installment is due, Tenant agrees to pay a late charge of one percent (1%) of the monthly rent installment per day, commencing with the due date, not to exceed ten percent (10%) of the monthly rental installment; provided; however, that if the fifth day of the month falls on a Saturday, Sunday or legal holiday, the late charge shall not be due if the rent is received by Landlord on the next business day following the fifth day of the month.

7.    Use of Premises.

7.1    Permitted Use. Tenant shall use and occupy the Premises solely as office space and related uses and for no other purpose whatsoever without Landlord's prior written consent.

7.2    Prohibited Use. Tenant shall not use or permit the use of the Premises in a manner (nor do or permit to be done in the Premises anything) which will in any way increase the existing premium for, or otherwise affect any insurance upon the Premises; or which will cause or be likely to cause structural damage to any part of the building; or which will constitute a public or private nuisance; or which violates any laws or regulations of any governmental authority. Tenant shall not commit or allow to be committed any waste in or upon the Premises.

8.    Signs. Landlord shall provide, at Landlord's expense, a building directory, which shall include a listing of the business name and suite number of each tenant within the building, including Tenant. The design and location of such directory shall be determined in Landlord's sole discretion. Tenant, at Tenant's expense, may affix and maintain upon or within twelve (12) inches of the door to the Premises such sign, name or insignia as have obtained written approval of Landlord as to location, type, size, color and display qualities. Landlord may require that all signs affixed or maintained by Tenant conform to standard sign criteria.

9.    General Covenants of Tenant.

9.1    Compliance with Regulations. Tenant shall promptly comply with all laws, orders, and regulations of federal, state, county and municipal authorities, and with any direction of any public officer, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the leased premises including fire and safety regulations; provided, however, that Tenant shall not be required to expend more than $2,500.00 during the term of this Lease in complying with the requirements of this subparagraph. In the event that such public authority requires repair or improvement to the building which requires expenditure of more than $50,000.00, Landlord shall have the option, in lieu of making the repairs or improvements, to terminate this Lease by giving Tenant notice of such intention. Following such notice, the Lease shall terminate upon the last day occupancy is permitted by the public authority issuing the order requiring the repairs or improvements.

9.2    Licenses and Permits. After commencement of this lease, Tenant, at its sole expense, shall obtain all licenses or permits which may be required for the conduct of its business with the terms of this Lease, or for the making of repairs, alterations, improvements or additions, and Landlord, where necessary will cooperate with Tenant in applying for all such permits or licenses, but Landlord shall incur no costs or expenses therefore.

9.3    Environmental Regulations. Tenant will not cause, or permit to be caused, any act or practice, by negligence, omission or otherwise, that would adversely affect the environment or do anything or permit anything to be done that would violate any federal, state or local laws, regulations or guidelines concerning the impact on the environment of the conduct of Tenant's business. Any violation of this covenant shall constitute a default under this Lease.

(a)    If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of any environmental law, regulation, or ordinance, or liability of Tenant for environmental damages in connection with the Premises or past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction relating to same, then Tenant shall deliver to Landlord, within ten (10) days of the receipt of such notice or communication, by Tenant, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.

(b)    Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease Agreement, Tenant shall, upon demand of Landlord, and at its sole cost and expense, promptly take all actions to remediate any environmental damages caused by Tenant. Tenant shall proceed continuously and diligently with such remediation, provided that in all cases such actions shall be in accordance with all applicable requirements of governmental entities. Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the businesses conducted at the property of which the Premises are a part. Should Tenant fail to perform or observe any of its obligations or agreements pertaining to remediation of environmental damage, then Landlord shall have the right, but not the duty, without limitation upon any of the rights of Landlord pursuant to this Lease Agreement, to perform the same, either personally or through its agents, consultants or contractors.

(c)    Tenant shall indemnify and hold Landlord its principals, agents or employees harmless from any and all claims, including all costs, expenses and attorney's fees, by or on behalf of any person, entity or governmental agency arising from any breach or default on the part of Tenant in the performance of the covenant contained in this paragraph 3. In case any action or proceeding is brought against Landlord its principals, agents or employees by reason of any such claim, Tenant, upon written notice from Landlord, covenants to resist or defend, at Tenant's expense, such action or proceeding by counsel reasonably satisfactory to Landlord.

(d)    If Landlord pays any amount for remediation of substances introduced onto the Premises the building of which the Premises are a part, or their surrounding environs by Tenant in violation of the covenant contained in this section, including detection, removal or confinement of such substances, then the sum so paid, together with all costs and attorney's fees, shall be paid by Tenant to Landlord as additional rent within thirty (30) days of written notice to Tenant of such expenditures.

9.4    Indemnity.

(a)    Tenant shall indemnify and hold Landlord harmless against and from any and all claims arising from Tenant's use of the Premises or from the conduct of its business or from any activity, work or other things done, permitted or suffered by Tenant in or about the Premises, and shall further indemnify and hold Landlord harmless against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any officer, agent, employee, guest or invitee of Tenant, and from all costs, attorneys' fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Landlord by reason of such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons upon the Premises, from any cause other than the negligence of Landlord, its agents, servants or employees, and Tenant hereby waives all claims in respect thereof against Landlord. Tenant shall give prompt notice to Landlord in case of casualty or accidents in the Premises.

(b)    Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, steam, gas, electricity, water or rain which may leak from any part of the building or from the pipes, appliances or plumbing therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of Landlord, its agents, servants or employees.

9.5    Damage to Premises. Tenant shall not damage nor permit any damage to any portion of the Premises, and at the termination of this Lease, Tenant shall deliver the Premises to Landlord in as good condition as existed at the commencement date of this Lease, ordinary wear and tear and damage by casualty that is covered by Landlord's insurance excepted. The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant, and if Landlord undertakes to restore the Premises it shall have a right of reimbursement against Tenant.

9.6    Liens and Encumbrances. Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord's interest in the Premises or any part thereof. If any such lien or encumbrance is filed against the Premises or the Property and Tenant shall fail to cause such lien to be discharged of record within thirty (30) days after Tenant receives written notice of its filing, whether by payment or posting of a statutory surety bond with the appropriate court, Landlord may, at its option, pay such charge and related costs and interest, and the amount paid, together with reasonable attorney's fees incurred by Landlord, shall be immediately due from Tenant to Landlord.

9.7    Alterations and Improvements. Tenant shall not make any alterations or improvements to the Premises without Landlord's prior written approval which approval shall not be unreasonably withheld. Any alterations or improvements to the Premises made by Tenant shall be at Tenant's expense and, with the exception of trade fixtures installed by Tenant, shall become the property of Landlord and shall be surrendered to Landlord upon termination of this Lease. Landlord, at its option, may require Tenant to remove any physical additions and repair any alterations to which Landlord has not previously consented in accordance with this subparagraph, in order to restore the Premises to the condition existing at the time Tenant took possession thereof. All costs of such removal and repair shall be borne by Tenant.

9.8    Janitorial Service. Tenant shall provide, at Tenant's sole expense, janitorial or cleaning service for the Premise which shall clean the Premises in a manner satisfactory to Landlord.

9.9    Non-Smoking Environment. Tenant shall maintain a smoke free environment within the Premises and all common areas of the building and shall not smoke or permit smoking of cigarettes, pipes, cigars or other tobacco products within the Premises or the common areas of the building.

10.    Landlord's Covenants.

10.1    Services Provided. So long as Tenant is not in default under any of the covenants of this Lease to be performed by Tenant, Landlord shall provide the following services:

(a)    Heat for the Premises when and as reasonably required for comfortable occupancy of the Premises, and air conditioning for the Premises when and as reasonably required for comfortable occupancy of the Premises, on business days from 8:00 a.m. to 6:00 p.m. (if Tenant requires air conditioning for more extended hours or on Saturdays, Sundays or on holidays, Landlord will furnish the same at Tenant's expense);

(c)    Water and sewer service for ordinary lavatory and toilet purposes;

(d)    Janitorial service and maintenance of the common areas, parking areas and landscaping, which shall include window cleaning, inside and outside, twice in each lease year,

(e)    Electricity sufficient for Tenant's permitted uses of the Premises;

10.2    Service Interruption. Landlord shall not be liable for the interruption of heating, plumbing, air conditioning, electrical systems, or cleaning or other services, if any, by causes beyond Landlord's control or when necessary by reason of accident or for repairs, alterations, replacements, or improvements necessary or desirable in the judgment of Landlord for as long as maybe reasonably required by reason thereof. No such interruption of service shall be deemed a default by Landlord nor shall it be deemed an eviction or disturbance of Tenant's use or quiet enjoyment of the Premises.

10.3    Repairs. Landlord shall repair and maintain the structural portions of the building in which the Premises are located, including exterior walls and roof. Landlord shall not be liable for failure to make such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant.

10.4    Non-Smoking Environment. Landlord shall include subparagraph 9.9 in all leases for the Lotus Building, and shall make every reasonable effort to enforce such provision as to all tenants.

11.    Personal Property.

11.1    Abandonment by Tenant. Any property of Tenant remaining in the Premises at any time when Landlord recovers possession of the Premises shall be deemed abandoned, and Landlord shall have no responsibility or liability whatsoever for any of said personal property. Without modifying the foregoing, Landlord may store any of such property in any public or private warehouse, and Tenant shall pay to Landlord promptly upon demand all costs incurred in connection with such property, including the costs of moving and storage, court costs, and attorneys' fees. Landlord may, at its option, without notice, sell any such personal property at any public or private sale for such prices as Landlord may obtain, and Landlord shall apply the proceeds of such sale first to the costs incurred in the connection with such property, and then to any amounts due under this Lease from Tenant to Landlord, and the surplus, if any, to Tenant.

11.2    Landlord's Lien. Tenant hereby grants to Landlord a lien upon and a security interest in all property now owned or hereafter acquired by Tenant which shall come in or be placed upon the Premises, to secure the payment of rent and the performance of each and every other obligation hereunder to be performed by Tenant. Following any event of default, Landlord, without notice or demand, may take possession of and sell such property at public and private sale upon giving Tenant ten (10) days' notice. The proceeds of any such sale shall be applied first to the payment of expenses thereof, second to the discharge of the unpaid rent or other liability hereunder, and the balance, if any, shall be paid to Tenant. Tenant agrees to execute and record any financing statements and other documents necessary to perfect or record the lien herein granted. Failure to obtain execution or to record financing statements by the Landlord shall have no effect upon the granted herein.

11.3    Personal Property Tax. Tenant shall pay, or cause to be paid, before delinquency any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures, and any other property located in the Premises. In the event any or all of Tenant's leasehold improvements, equipment, fixtures, furniture and other personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

12.    Entry Upon Premises By Landlord. After giving reasonable notice to Tenant, which need not be in writing, Landlord and its representatives may enter the Premises at any reasonable time, for the purpose of inspecting the Premises, performing any work which Landlord may reasonably elect to undertake or which is made necessary by reason of Tenant's default under the terms of this Lease, or exhibiting the Premises for sale, lease or mortgage financing, or any other reasonable purpose. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises.

13.    Damage to Premises. In the event that without negligence or willful misconduct of Tenant or its employees, agents, or licensees, the Premises are damaged by fire or other casualty to such extent that the Premises are rendered substantially inaccessible or unusable for office purposes then either Landlord or Tenant shall have the option to terminate this Lease, provided that the party wishing to terminate this Lease must give written notice of termination to the other party within thirty (30) days after the date upon which such damage occurs or the option to terminate shall be void. In the event that either party exercises the option to terminate, this Lease shall be deemed to terminate on the third day after the giving of said notice, and Tenant shall surrender possession within ten (10) days thereafter. In the event neither party exercises the aforesaid option to terminate this Lease, Landlord, at its expense, shall repair the damage with reasonable dispatch, restoring the Premises as nearly as possible to its condition prior to such damage and all Base Rent and Additional Rent payable hereunder shall abate from the date the damage occurred until such time as the Premises have been entirely repaired and restored. Any disbursement of insurance proceeds by a holder of a deed of trust shall be deemed to have been made by Landlord. In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by strikes, adjustment of insurance, and other causes beyond Landlord's control. Notwithstanding the foregoing provision, in the event the Premises are damaged by fire or other insured casualty due to the negligence or willful misconduct of Tenant, or the employees, agents or licensees of Tenant then without prejudice to any other rights and remedies of Landlord or its insurer, the damage shall be repaired as provided above. Tenant, however, shall not be relieved of any liability for any damage to the Premises caused by any negligence or willful misconduct of Tenant or its employees, agents or licensees.

14.    Liability Insurance. At all times Tenant shall, at Tenant's expense, keep in full force and effect a policy of comprehensive public liability insurance, with a company acceptable to Landlord, insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than $1,000,000.00 for injury or death of one person in any one accident or occurrence, and in an amount not less than $1,000,000.00 for injury or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage in an amount not less than $500,000.00. The limit of any such insurance shall not, however, limit the liability of Tenant under this Lease. Tenant shall deliver to Landlord copies of the policies of insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord.

15.    Quiet Enjoyment. Tenant, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly hold and enjoy the Premises during the full term of this Lease. Landlord shall reasonably endeavor to insure Tenant's quiet enjoyment, but Landlord shall not be responsible for the acts or omissions of any third party that may interfere with Tenant's use and enjoyment of the Premises, so long as such acts or omissions of such third party are beyond Landlord's control.

16.    Assignment and Subletting.

16.4    Assignment by Landlord. Landlord and owner shall have the right to transfer and assign, in whole or in part., right, title and interest in the Premises and its rights and obligations in and under this Lease. Landlord and owner shall be released from all obligations from the date of transfer, except for obligations as related to the period of time from the commencement date to the date of transfer and provided that Landlord or owner shall transfer Tenant's security deposit to its transferee and that such transferee agrees in writing to assume Landlord's or owner's obligation to hold such security deposit consistent with the terms of this Lease.

16.5    Assignment by Tenant. Tenant shall not assign this Lease or any interest therein, or sublet all or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that as a condition of giving such consent:

(a)    Landlord shall have the right to make reasonable inquiry into the financial qualification of any proposed subtenant or assignee to operate a business enterprise upon the Premises, and to perform a lease agreement therefor, and Landlord's obligation to permit assignment of this Lease or a sublease is contingent upon Landlord's approval of the proposed subtenant's or assignee's financial qualification. "Reasonable inquiry" may include, without limitation, requiring any prospective subtenant or assignee to supply to Landlord current and complete financial statements and credit reports.

(b)    Upon Tenant's application for Landlord's consent to assignment or sublease, Landlord shall have the option to charge Tenant an administrative charge, not to exceed $500.00, to reimburse Landlord for its costs in reviewing Tenant's application for such assignment or sublease and making any inquiry related thereto. In addition, and as a condition of Landlord's approval, Tenant shall reimburse Landlord for any attorney fees incurred by Landlord in review or negotiation of any assignment or sublease.

(c)    If Tenant is a corporation or a partnership, an assignment, as that term is used herein, includes one or more sales or transfers by which an aggregate of more than 50% of Tenant's shares or partnership interests shall be vested in a party or parties who are not shareholders or partners as of the date of this Lease. For purposes of this paragraph, share and partnership interest ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code.

(d)    Without modifying the foregoing provisions of subparagraph 16.2, Landlord will permit the assignment of this lease to an entity owned or controlled by the individuals identified as Tenant in the preamble of this Lease, provided that Tenant makes written application for consent to such assignment accompanied by documentation sufficient for Landlord to determine that such entity legally exists and is owned or controlled by said individuals.

16.6    Continuing Liability. Notwithstanding any sublease or assignment of this Lease, Tenant shall remain liable under all of the provisions and conditions of this Lease for the remaining term of the Lease.

17.    Default by Tenant.

17.7 Events of Default. The following shall be deemed to be events of default by Tenant under this Lease:

(a)    Failure by Tenant to pay when due any installment of Base Rent, Additional Rent, or any other sum payable by Tenant under this Lease.

(b)    Abandonment by Tenant of the Premises for a period of thirty (30) consecutive days except following damage to, or destruction of the Premises;

(c)    Failure by Tenant to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within ten (10) days after written notice to Tenant; provided, however, that if such default shall be of such a nature that the same cannot be cured or remedied within such ten (10) day period, then Tenant shall not be deemed to be in default hereunder if within such ten (10) day period Tenant shall commence to cure such default and shall thereafter diligently and in good faith proceed to cure such default.

17.8    Remedies for Tenant's Default. Upon the occurrence of any event of default, Landlord shall have the option:

(a)    To terminate this Lease; or

(b)    Terminate Tenant's right to possession of the Premises and re-enter or repossess the Premises, either by legal proceeding, surrender or otherwise, and dispossess and remove therefrom Tenant or other occupants thereof and their effects without being liable to any prosecution or civil damages. Landlord shall use its best efforts to rerent the Premises at such rental and upon such other terms and conditions as Landlord may deem advisable in its reasonable discretion. However, Tenant shall remain liable under the terms of this Lease, and Tenant's obligations including the obligation to pay rent shall continue for the full term of this Lease, provided, however, that Tenant shall receive appropriate credit for amounts received by Landlord as a result of any rerenting.

17.9    Waiver of Default or Remedy. Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce the remedy provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

18.    Force Majeure. In the event Landlord or Tenant shall be delayed or hindered in or prevented from performing any of the agreements, provisions or covenants required hereunder by restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of Landlord or Tenant, in performing work or doing acts required under the terms of this Lease, then performance of such act shall be extended for a period equivalent to the period of such delay.

19.    Holding Over. In the event of holding over by Tenant after the expiration or termination of this Lease, the holdover shall be as a month to month tenancy and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as rental for the period of such hold over an amount equal to one hundred twenty percent (120%) of the rent and additional rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease, including any adjustments made during the lease term. Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rent payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided in this Lease. In the event Tenant fails to surrender the Premises upon termination or expiration of this Lease, then Tenant shall indemnify Landlord against loss or liability resulting from any delay by Tenant in surrendering the Premises, including, but not limited to, any amounts required to be paid to third parties which were to have occupied the Premises and any reasonable attorney's fees related thereto.

20.    Condemnation.

20.10    Taking of Premises. If, during the term of this Lease, all or a substantial part of the Premises are condemned or taken for any public or quasi-public use by any public authority, under any law, ordinance or regulation, by right of eminent domain or purchase in lieu thereof, then this Lease shall terminate upon the date when possession is taken by such public authority.

20.11    Partial Taking. In the event a portion of the Premises or the portion of the parking area currently paved, adjacent to the Building and located on the Property, shall be taken for any public or quasi-public use by any public authority, under any law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, this Lease shall be voidable in the discretion of either party provided that the party wishing to terminate the Lease must give written notice of termination within thirty (30) days after Tenant is given notice of Landlord's consent to the taking or the entry of an order for the taking by a court of competent jurisdiction. The Lease shall terminate upon the date when possession of the Premises is taken by the public authority.

20.12    Condemnation Proceeds. All compensation awarded or paid upon such a total or partial taking of the Premises by condemnation shall belong to and be the property of Landlord; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceeding for loss of the leasehold, business, or depreciation to, damage to, or cost of removal of, or for the value of stock, trade fixtures, equipment, furniture, and other personal property belonging to Tenant. Landlord and Tenant hereby agree to cooperate in the joint prosecution of their claims against the condemning authority.

21.    Miscellaneous Provisions.

21.13    Applicable Law and Construction. This Lease and the rights, duties and obligations hereunder shall be controlled by the laws of the State of Colorado. The singular shall include the plural and the plural shall include the singular as appropriate. Any reference to gender shall include all genders as appropriate. The titles and headnotes of paragraphs and subparagraphs of this Lease are for reference only, are not intended as an interpretation, and shall not affect or change the context or meaning of this Lease.

21.14    Parties Bound. All covenants and agreements contained in this Lease shall extend to, be binding upon and inure to the benefit of the parties to this Lease and their respective heirs, personal representatives, successors, legal representatives and assigns.

21.15    Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity or enforceability of any other provision in this Lease.

21.16    Notices. Whenever any notice is required or permitted hereunder, such notice shall be in writing unless otherwise specifically provided. Except as required or permitted under applicable law, any notice or document required to be delivered hereunder shall be deemed to be given and delivered four (4) days after it is deposited in the United States Mail, certified mail, Return Receipt Requested, addressed to the Landlord at the address set forth at subparagraph 5.1(i) and to Tenant at the Premises, or at such other addresses as either party has specified by written notice delivered in accordance herewith.

21.17    Attorney Fees. In the event either party initiates legal action due to the other party's breach of any covenant, condition or agreement contained in this Lease, the prevailing party in such legal action shall be entitled to recover from the losing party all of the prevailing party's reasonable costs, expenses and attorney fees incurred in relation to such legal action.

21.18    Entire Agreement. This Lease contains the entire agreement of the parties, and there are no representations, warranties, agreements, promises or understandings, either oral or written, between them, except such as are expressly set forth in this Lease. Tenant represents and agrees that it has not relied upon any statements, representations, warranties, agreements or promises made by Landlord, or anyone acting or claiming to be acting on Landlord's behalf, with respect to this Lease or the Premises, including, without limitation, its size or physical condition.

21.19    Modification. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by the party or parties to be bound thereby.

21.8    Bathroom Access. Notwithstanding any other provision of this Lease to the contrary, Tenant agrees to permit use of the bathroom facility within the Premises on the date of this Lease which has been modified to provide access to persons with disabilities by all persons using the building on business days from 9:00 a.m. to 5:00 p.m. including other tenants and their employees, customers, clients and patrons.

WHEREFORE, the parties execute this Lease effective on the date set forth in the preamble on page 1 of this Lease.

Landlord:	Tenant:

United Professional Management, Inc.	AeroGrow International Inc.

/s/ Trent Cole	/s/ Michael Bissonnette
By: Trent Cole, President	By: Michael Bissonnette